UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  November 17, 2017

ARCHROCK, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33666	74-3204509
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

9807 Katy Freeway, Suite 100
Houston, Texas	77024
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (281) 836-8000

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.                Departure of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Mr. David S. Miller, Senior Vice President and Chief Financial Officer of Archrock, Inc. (the “Company”), will be leaving the Company to pursue other opportunities effective as of December 1, 2017.  Archrock thanks him for his eight years of dedicated service to the Company and is grateful for his many contributions.

In exchange for a waiver and release, Mr. Miller will be entitled to certain severance benefits set forth in the severance benefit agreement, as amended, entered into by the Company and Mr. Miller on November 3, 2015.

Mr. Miller’s separation is not the result of any disagreement on any matter relating to our operations, policies or practices as contemplated by Item 5.02(a) of Form 8-K.

The Company expects to appoint an interim Chief Financial Officer while it engages in a search for a permanent replacement.

Item 9.01.                   Financial Statements and Exhibits.

(d)                                 Exhibits.

10.1	Form of Severance Benefit Agreement (filed as Exhibit 10.9 to Form 8-K filed on November 5, 2015, and incorporated herein by reference)
10.2	Form of Amendment to Severance Benefit Agreement (filed as Exhibit 10.3 to Form 10-Q filed on August 1, 2017, and incorporated herein by reference)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized

ARCHROCK, INC.

November 20, 2017	By:	/s/ Stephanie C. Hildebrandt
Stephanie C. Hildebrandt
Senior Vice President, General Counsel and Secretary